                                        EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
          TWENTY-SIX WEEKS ENDED AUGUST 31, 1996 AND SEPTEMBER 2, 1995
                    (In Thousands Except Per Share Amounts)

                                                          1996        1995
                                                          ----        ----
Earnings Per Common Share-Assuming No Dilution
----------------------------------------------

  Net Income                                            $ 67,925    $ 69,293
                                                        ========    ========
  Weighted average number of common shares outstanding    83,878      83,844
                                                        ========    ========
  Primary earnings per common share                         $.81        $.83
                                                            ====        ====

Earnings Per Common Share-Assuming Full Dilution
------------------------------------------------

  Earnings
    Net Income                                          $ 67,925    $ 69,293
    Add after tax interest expense applicable to
      6 3/4% convertible notes (a)                         4,071       3,891
                                                        --------    --------
    Net income as adjusted                              $ 71,996    $ 73,184
                                                        ========    ========

  Shares
    Weighted average number of common shares outstanding  83,878      83,844
    Assuming conversion of 6 3/4% convertible notes        5,953       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                 714         758
                                                        --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                         90,545      90,997
                                                        ========    ========
  Earnings per common share assuming full dilution          $.80(b)     $.80(b)
                                                            ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b)  This calculation is submitted in accordance with Regulation S-K item 601
     (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                   EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           THIRTEEN WEEKS ENDED AUGUST 31, 1996 AND SEPTEMBER 2, 1995
                    (In Thousands Except Per Share Amounts)

                                                          1996        1995
                                                          ----        ----
Earnings Per Common Share-Assuming No Dilution
----------------------------------------------

  Net Income                                            $ 35,209    $ 30,910
                                                        ========    ========
  Weighted average number of common shares outstanding    83,890      83,758
                                                        ========    ========
  Primary earnings per common share                         $.42        $.37
                                                            ====        ====

Earnings Per Common Share-Assuming Full Dilution
------------------------------------------------

  Earnings
    Net Income                                          $ 35,209    $ 30,910
    Add after tax interest expense applicable to
      6 3/4% convertible notes (a)                         2,073       1,951
                                                        --------    --------
    Net income as adjusted                              $ 37,282    $ 32,861
                                                        ========    ========

  Shares
    Weighted average number of common shares outstanding  83,890      83,758
    Assuming conversion of 6 3/4% convertible notes        5,953       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                 714         758
                                                        --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                         90,557      90,911
                                                        ========    ========
  Earnings per common share assuming full dilution          $.41(b)     $.36(b)
                                                            ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b)  This calculation is submitted in accordance with Regulation S-K item 601
     (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.


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